UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2026

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 South 400 West,
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, include area code) (801) 701-7180
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2026, the Board of Directors (the “Board”) of Traeger, Inc. (the “Company”) reviewed the results of its 2025 annual cash incentive program and determined that the applicable performance goals were not achieved, which resulted in no payments under the program to the Company’s named executive officers. However, the Board decided to award Jeremy Andrus, the Company’s Chief Executive Officer, and Michael Joseph (Joey) Hord, the Company’s Chief Financial Officer, discretionary cash bonuses equal to $956,250 and $270,938, respectively, due to their significant contributions to the Company in 2025 and to promote retention.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: March 26, 2026	By:	/s/ Michael J. Hord
Michael J. Hord
Chief Financial Officer